UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2009, the board of directors of Varian Semiconductor Equipment Associates, Inc. (the “Company”) adopted a form of Restricted Stock Units Agreement pursuant to which Restricted Stock Units Awards (as defined in the 2006 Stock Incentive Plan, as amended (the “Plan”)) may be issued to directors of the Company under the Plan.

The form of Restricted Stock Units Agreement provides that:

•

the Company will grant restricted stock units (“RSUs”), with each RSU representing the right to receive one share of the Company’s common stock, $0.01 par value per share, to the recipient of the Restricted Stock Units Award; and

•	such RSUs will be fully vested as of the date of grant.

The foregoing description of the form of Restricted Stock Units Agreement is qualified in its entirety by reference to the actual form of Restricted Stock Units Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit:

Exhibit No.	Description of Document

10.1	Form of Restricted Stock Units Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

By:	/S/ ROBERT J. HALLIDAY
Name:	Robert J. Halliday
Title:	Executive Vice President, and Chief Financial Officer

Date: December 10, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Form of Restricted Stock Units Agreement